Exhibit 5.1

March 9, 2018

Ball Corporation
10 Longs Peak Drive
Broomfield, Colorado 80021-2510

Re:                             Ball Corporation
$750,000,000 4.875% Notes due 2026

Ladies and Gentlemen:

I am General Counsel of Ball Corporation, an Indiana corporation (the “Company”), and have acted as counsel to the Company in connection with the public offering of $750,000,000 in aggregate principal amount of 4.875% Senior Notes due 2026 (the “Notes”) to be issued under the Indenture, dated as of November 27, 2015 (the “Base Indenture”), by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture, dated as of March 9, 2018, among the Company, the Guarantors and the Trustee (the “Tenth Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Indenture provides that the Notes are to be guaranteed (collectively, the “Guarantees”) by the guarantors listed on Schedule I hereto (collectively, the “Guarantors”) (such Guarantees, together with the Notes, the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, I have examined and relied upon the following:

(a)                                 the registration statement on Form S-3 (File No. 333-223456) of the Company relating to debt securities and other securities of the Company filed on March 6, 2018 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                                 the  prospectus, dated March 6, 2018 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)                                  the preliminary prospectus supplement, dated  March 6, 2018 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)                                 the pricing term sheet, dated March 6, 2018, relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 433 of the Rules and Regulations;

(e)                                  an executed copy of the Underwriting Agreement, dated March 6, 2018 (the “Underwriting Agreement”), among the Company, the Guarantors and Deutsche Bank Securities Inc. as representative of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company and the Guarantors to the Underwriters of the Securities;

(f)                                   an executed copy of the Base Indenture, including Article 10 thereof, containing the Guarantees;

(g)                                  an executed copy of the Tenth Supplemental Indenture;

(h)                                 the global certificates evidencing the Notes (the “Note Certificates”) in the form delivered by the Company to the Trustee for authentication and delivery;

(i)                                     a copy of the articles of incorporation or certificate of formation of each of the Opinion Parties, as certified by the Secretary of State of the State of Colorado;

(j)                                    a copy of the bylaws, limited liability company agreement or operating agreement of each of the Opinion Parties, as applicable, as amended and in effect as of the date hereof; and

(k)                                 a copy of certain resolutions adopted by the Board of Directors, Board of Managers or other governing body, as applicable, of each Opinion Party, dated March 2, 2018.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.

In my examination, I have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials, including the factual representations and warranties contained in the Underwriting Agreement.

I do not express any opinion with respect to the laws of any jurisdiction other than the corporate laws of the State of Colorado.

As used herein, (i) “Opinion Parties” means each of the Guarantors listed on Schedule II hereto and “Non-Opinion Party” means the Company and each of the Guarantors listed on

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Schedule III hereto and (ii) “Transaction Agreements” means the Indenture and the Note Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that the Guarantees of each Opinion Party have been duly authorized by all requisite corporate or limited liability company, as applicable, action on the part of such Opinion Party under the laws of the State of Colorado.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement and Prospectus. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. I also hereby consent to the use of my name under the heading “Legal Matters” in the Prospectus. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Charles E. Baker
Charles E. Baker
General Counsel

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Schedule I

Ball Advanced Aluminum Technologies Corp.
Ball Aerosol and Specialty Container Holding Corporation
Ball Aerosol and Specialty Container Inc.
Ball Aerospace & Technologies Corp.
Ball Asia Services Limited
Ball Beverage Can Americas Inc.
Ball BP Holding Company
Ball Container LLC
Ball Corporation
Ball Delaware Holdings, LLC
Ball Glass Containers, Inc.
Ball Global Business Services Corp.
Ball Holdings Corp.
Ball Holdings LLC
Ball Inc.
Ball International LLC
Ball Metal Beverage Container Corp.
Ball Metal Container Corporation
Ball Metal Food Container, LLC
Ball Metal Food Container (Oakdale), LLC
Ball Packaging, LLC
Ball Pan-European Holdings, LLC
Ball Technologies Holdings Corp.
Latas de Aluminio Ball, Inc.
Rexam Beverage Can Company
USC May Verpackungen Holding Inc.

Schedule II

Ball Metal Beverage Container Corp., a Colorado corporation
Ball Packaging, LLC, a Colorado limited liability company
Ball Technologies Holdings Corp., a Colorado corporation

Schedule III

Ball Corporation, a Nevada corporation
Ball Metal Container Corporation, an Indiana corporation
Ball Advanced Aluminum Technologies Corp., a Delaware corporation
Ball Aerosol and Specialty Container Holding Corporation, a Delaware corporation
Ball Aerosol and Specialty Container Inc., a Delaware corporation
Ball Aerospace & Technologies Corp., a Delaware corporation
Ball Asia Services Limited, a Delaware corporation
Ball Beverage Can Americas, Inc., a Delaware corporation
Ball BP Holding Company, a Delaware corporation
Ball Container LLC, a Delaware limited liability company
Ball Delaware Holdings, LLC, a Delaware limited liability company
Ball Glass Containers, Inc., a Delaware corporation
Ball Global Business Services Corp., a Delaware corporation
Ball Holdings Corp., a Delaware corporation
Ball Holdings LLC, a Delaware limited liability company
Ball Inc., a Delaware corporation
Ball International LLC, a Delaware limited liability company
Ball Metal Food Container, LLC, a Delaware limited liability company
Ball Metal Food Container (Oakdale), LLC, a Delaware limited liability company
Ball Pan-European Holdings, LLC, a Delaware limited liability company
Latas de Aluminio Ball, Inc., a Delaware corporation
Rexam Beverage Can Company, a Delaware corporation
USC May Verpackungen Holding Inc., a Delaware corporation